UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________________

(5)	Total fee paid:

__________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

__________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________________

(3)	Filing Party:

__________________________________________________________________________________________

(4)	Date Filed:

__________________________________________________________________________________________

2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

April 4, 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders to be held on May 14, 2019, at 10:00 a.m., Central Daylight Time, at BLVD Place, located at 1700 Post Oak Blvd, Suite #150, Houston, TX 77056.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders' questions.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to take advantage of the practice of furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about April 4, 2019, we are mailing to our shareholders (other than those shareholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your proxy card enclosed with the proxy materials. Your vote is important. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Alliance Advisors, L.L.C., toll free, at 844-874-6163.

Sincerely yours,
James C. Mastandrea
Chairman and Chief Executive Officer

2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 14, 2019
To our Shareholders:

You are invited to attend our 2019 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at BLVD Place, located at 1700 Post Oak Blvd, Suite #150, Houston, TX 77056 on May 14, 2019 at 10:00 a.m. Central Daylight Time for the following purposes:

1.	To elect two trustees to serve until our 2022 annual meeting of shareholders and until their successors have been duly elected and qualified (Proposal No. 1);

2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 2);

3.	To approve an amendment to our Declaration of Trust to declassify our Board of Trustees (Proposal No. 3);

4.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 4); and

5.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

All shareholders of record as of the close of business on March 11, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH TRUSTEE NOMINEE, FOR THE APPROVAL OF THE ADVISORY NON-BINDING VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF AN AMENDMENT TO OUR DECLARATION OF TRUST TO DECLASSIFY OUR BOARD OF TRUSTEES AND FOR THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND AUTHORIZE A PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary
April 4, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 14, 2019:

This Proxy Statement and Whitestone’s Annual Report to Shareholders for the fiscal year ended December 31, 2018 are available for review by shareholders of record at: www.proxyvote.com

WHITESTONE REIT

2600 South Gessner Road
Suite 500
Houston, Texas 77063
www.whitestonereit.com

_____________________

PROXY STATEMENT
_____________________

The following information is furnished in connection with the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT (the “Company” or “Whitestone”), to be held on May 14, 2019 at 10:00 a.m., Central Daylight Time, at BLVD Place, located at 1700 Post Oak Blvd, Suite #150, Houston, TX 77056. This Proxy Statement, our 2018 Annual Report on Form 10-K (“Annual Report”), and Form of proxy card are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about April 4, 2019.

SOLICITATION AND VOTING

The Board of Trustees of Whitestone (our “Board”) is soliciting proxies to be used at our Annual Meeting to be held on May 14, 2019 at 10:00 a.m., Central Daylight Time, at BLVD Place, located at 1700 Post Oak Blvd, Suite #150, Houston, TX 77056, or at any postponement or adjournment thereof.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of two trustees to serve until our 2022 annual meeting of shareholders and until their successors have been duly elected and qualified; (2) the approval of, in an advisory (non-binding) vote, the compensation of our named executive officers, (3) an amendment to our Declaration of Trust to declassify our Board and (4) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019. As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

 Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares as of the close of business on the record date, March 11, 2019, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on March 11, 2019, we had 39,766,240 common shares outstanding. Common shareholders are entitled to one vote for each common share that they owned on the record date.

Shareholder of Record: Shares Registered in Your Name. If, on March 11, 2019, your shares were registered directly in your name with Whitestone's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or authorize a proxy to vote your shares as set forth below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 11, 2019, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a “legal proxy” from your broker, bank or other agent.

Why did I not automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders electronically. By utilizing electronic delivery, we lower the costs of delivery of proxy materials, and protect the environment by reducing our use of paper. We only mail proxy materials to those shareholders who specifically request a paper copy. On or about April 4, 2019, we mailed to all shareholders a Notice of Internet Availability of Proxy Materials that contained an overview of the proxy materials and explained several methods by which shareholders could view the proxy materials online or request a printed copy of the proxy materials to be delivered via regular mail or e-mail. There is no charge for requesting a printed copy. The Notice of Internet Availability of Proxy Materials includes a website address that provides you with instructions on how to view our proxy materials on the Internet and enables you to notify us to send proxy materials to you via e-mail.

Can I find additional information on the Company website?

Yes. Our website is www.whitestonereit.com. Although the information contained on our website is not and should not be considered part of this Proxy Statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees and filings with the SEC. A copy of any of these documents may be obtained free of charge by writing to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations.

How do I vote?

You may either vote for or withhold your vote on the election of the trustee nominees and you may vote for, against, or abstain from voting on the other proposals. The procedures for voting are set forth below.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone or mail. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to submit a proxy card or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by submitting a proxy card or given your proxy authorization.

  If a shareholder signs and returns a proxy card but gives no instructions, the shareholder's shares will be voted in accordance with the recommendations of our Board with respect to all Proposals.

You may authorize a proxy in three ways:

•Vote online. You can authorize a proxy to vote your shares online by following the instructions on the proxy card.

•Vote by telephone. Besides authorizing a proxy to vote your shares online, you also have the option to authorize a proxy to vote your shares by telephone by following the instructions provided on the proxy card.

•Vote by regular mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date the proxy card and return it promptly in the postage-paid envelope provided.

The individuals named as proxies on the proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on any matter that is properly brought before the Annual Meeting. The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of two trustees to serve until our 2022 annual meeting of shareholders until their successors have been duly elected and qualified; (2) the approval, in an advisory (non-binding) vote, of the compensation of our named executive officers, (3) the approval of an amendment to our Declaration of Trust to declassify our Board and (4) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019. As of the date of the Notice of Annual Meeting of Shareholders, we knew of no other matters to be presented at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the voting instruction form from that organization rather than from Whitestone. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. As the holder of record, only your bank, broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your bank, broker or other holder of record to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the voting instruction form, you are giving your bank, broker or other holder of record instructions on how to vote the shares they hold for you.

Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are the shareholder of record of your shares, you may change or revoke your proxy at any time before it is exercised in one of three ways:

•	You may send another properly completed proxy card bearing a later date, or submit a later-dated proxy by telephone or via the internet, in a timely manner;

•
You may deliver a written notice of revocation, which must be received prior to or at the Annual Meeting, to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063; or

•
You may attend the Annual Meeting and notify the inspector of election that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the close of business on March 11, 2019, the record date, there were 39,766,240 common shares outstanding and entitled to vote. Thus, 19,883,121 common shares must be represented in person or by proxy at the Annual Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What are the recommendations of the Board?

Our Board unanimously recommends you submit your voting instructions using the enclosed proxy card as follows:

1.	Our Board unanimously recommends a vote “FOR” the election of the two trustee nominees nominated by the Board.

2.	Our Board unanimously recommends a vote “FOR” the approval, in an advisory (non-binding) vote, of the compensation of our named executive officers.

3.	Our Board unanimously recommends a vote “FOR” the approval of the amendment to our Declaration of Trust to declassify our Board.

4.
Our Board unanimously recommends a vote “FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal No. 1 (election of trustees), (ii) “FOR,” “AGAINST” and “ABSTAIN” votes and broker non-votes with respect to Proposal No. 2 (advisory vote on executive compensation), (iii) Proposal No. 3 (an amendment to our Declaration of Trust to declassify our Board) and (iv) “FOR”, “AGAINST” and “ABSTAIN” votes with respect to Proposal No. 4 (ratification of our independent registered public accounting firm).

Abstentions and broker non-votes will be treated as shares present for the purpose of determining a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange (the “NYSE”), Proposal No. 1 (election of trustees), Proposal No. 2 (advisory vote on executive compensation) and Proposal No. 3 (an amendment to our Declaration of Trust to declassify our Board) are non-routine matters and a broker, bank or other agent does not have discretionary authority to vote on such proposals. Conversely, Proposal No. 4 (ratification of the appointment of our independent registered public accounting firm) is a routine matter and brokers, banks or other agents have discretionary authority to vote on such proposal.

How many votes are needed to approve each proposal?

•
For a trustee nominee to be elected (Proposal No. 1), such nominee must receive the vote of a plurality of all the votes cast at the Annual Meeting, whether in person or by proxy, in respect of his or her election. This means the two nominees receiving the greatest number of “FOR” votes will be elected. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum. In addition, our Corporate Governance Guidelines provide that any nominee for trustee in an uncontested election who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

•
For the advisory vote on executive compensation (Proposal No. 2) to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

•
For the amendment to our Declaration of Trust to declassify our Board of Trustees (Proposal No. 3) to be approved, Proposal No. 3 must receive the affirmative vote of a majority of all votes outstanding and entitled to vote at the Annual Meeting, whether in person or by proxy. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to declassify the Board, although they will be considered present for the purpose of determining the presence of a quorum.

•
For the ratification of the appointment of our independent registered public accounting firm (Proposal No. 4) to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 4 has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and will have no impact, although they will be considered present for the purpose of determining a quorum.

Who is paying for this proxy solicitation?

We will pay for the entire cost of our solicitation of proxies. In addition to the costs of mailing the paper or electronic copies of our proxy materials, our officers or employees may also solicit proxies by telephone, e-mail or personal interview. Officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Alliance Advisors, L.L.C. to assist in the solicitation of proxies for a fee not to exceed $7,500, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to our Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other agents, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided us with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.

Whitestone and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY, 11717.

Upon written or oral request, Whitestone will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a request to Whitestone, either in writing or telephone, at the address or telephone number listed under “Whom should I contact if I have any questions?” below. Requests must be received by April 25, 2019 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Investor Relations department in the same manner.

How can I obtain Whitestone’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.whitestonereit.com. If you wish to receive a copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report is not, and should not be considered to be, a part of our proxy materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting and may be accessed from the SEC’s website at www.sec.gov.

How and when may I submit a shareholder proposal for Whitestone’s 2020 annual meeting of shareholders?

In order for a shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be considered for inclusion in the proxy statement for our 2020 annual meeting of shareholders, written proposals must be received by the Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, no later than December 6, 2019 and comply with all applicable requirements of Rule 14a-8.

Pursuant to Whitestone's bylaws, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for our 2020 annual meeting of shareholders, you must deliver proposals or nominations to our Corporate Secretary, in writing, not later than 5:00pm Central Time on January 5, 2020, nor earlier than December 6, 2019. We also advise you to review Whitestone’s bylaws, which contain additional requirements about advance notice of shareholder pr oposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2020 annual meeting of shareholders is more than 30 days before or after May 14, 2019.

A more detailed discussion regarding the submission of proposals for the 2020 annual meeting of shareholders is provided under “Corporate Governance - Shareholder Nominations for Trustee” below.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact the firm assisting with the solicitation of proxies, Alliance Advisors toll free at 844-874-6163.

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Nominees for Trustee

Our Board consists of seven trustees, six of whom are independent, and is currently divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class serves for a three-year term.

Paul T. Lambert and David F. Taylor are our current Class I trustees and their terms expire at our Annual Meeting and upon the election and qualification of their successors. Donald F. Keating and Najeeb A. Khan are our current Class II trustees and their terms expire at our 2020 annual meeting of shareholders and upon the election and qualification of their successors. Jack L. Mahaffey, James C. Mastandrea and Nandita V. Berry are our current Class III trustees and their terms expire at our 2021 annual meeting of shareholders and upon the election and qualification of their successors.

In addition, at the Board's request, Mr. Daniel G. DeVos, who served as trustee from 2009 to 2013, has served the Company as a trustee emeritus since 2013, allowing other trustees to continue to draw upon Mr. DeVos’s knowledge and experience in an advisory and non-voting capacity.

Each of Mr. Lambert and Mr. Taylor is one of our current Class I trustees and is standing for re-election at our Annual Meeting. Each of Mr. Lambert and Mr. Taylor was recommended for re-election to our Board by the Nominating and Corporate Governance Committee, was nominated for re-election by the Board and has accepted the nomination.

Trustees are elected by a plurality of all votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. This means that the nominee receiving the greatest number of “FOR” votes will be elected. In addition, our Corporate Governance Guidelines provide that any nominee for trustee in an uncontested election who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

Shares represented by valid proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Lambert and Keating. The Board has no reason to believe that Mr. Lambert or Mr. Taylor will be unable to serve as trustee. In the event, however, that Mr. Lambert or Mr. Taylor should be unavailable for election as a result of an unexpected occurrence, shares represented by valid proxies will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose.

If elected at the Annual Meeting, Messrs. Lambert and Taylor have agreed to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Messrs. Lambert and Taylor are not being nominated for election pursuant to any agreements or understandings between us and any other person.

Our Board of Trustees unanimously recommends that you vote “FOR” the election of Paul T. Lambert and David F. Taylor.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of the nominee for trustee included in Proposal No. 1 and for each of our trustees with terms expiring after the Annual Meeting, and the period during which each has served as a trustee.

Trustee	Age(1)	Business Experience	Trustee Since
Nominees
Paul T. Lambert	66	Mr. Lambert has served since 1995 as the Chief Executive Officer of Lambert Capital Corporation, a private real estate investment company. He was a co-founder of First Industrial Realty Trust, Inc. (NYSE), served on the Board of Directors and was the Chief Operating Officer from its initial public offering in October 1994 to the end of 1995. Since 1998 Mr. Lambert has also served as a trustee of Pillarstone Capital REIT (OTC Bulletin Board).	2013
David F. Taylor	55
Mr. Taylor currently serves as Chair of Locke Lord LLP.  Mr. Taylor has been a Partner in the firm of Locke Lord LLP since 1996 and has served as a corporate and securities attorney at Locke Lord LLP since 1989. Mr. Taylor has almost three decades of experience representing public and private companies in a broad range of corporate and securities matters, with a strong focus on securities offerings and disclosures, mergers and acquisitions and corporate governance. Mr. Taylor is the former Managing Partner of Locke Lord LLP’s Houston office and the former Chair of its Finance Committee. He has also served in leadership positions within Locke Lord LLP in Strategic Growth, Practice Development and Recruiting areas. He is a member and former Co-Chair of Locke Lord LLP’s Corporate and Transactional Department and Chair of its Capital Markets Section. He also serves on the Board of The Salvation Army of Greater Houston, Theatre Under the Stars and Oldham Little Church Foundation.
			2017
Other Trustees
Nandita V. Berry	50	Ms. Berry was formerly the 109th Texas Secretary of State from January 2014 to February 2015. She also previously served on the University of Houston System Board of Regents and held Senior Counsel positions at Locke Lord LLP and El Paso Energy Corporation. Ms. Berry began her legal career as an Associate at Haynes and Boone, LLP. Ms. Berry previously served on the board of the Houston Zoo, Inc., the South Asian Chamber of Commerce and the Community Family Center of Houston and taught as an adjunct professor at the University of Houston.	2017
Donald F. Keating	86	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil (NYSE) until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008

Najeeb A. Khan	65
Mr. Khan has over 34 years of business experience and is the founder, President and Chief Executive Officer of Interlogic Outsourcing, Inc. (“IOI”). IOI is the successor to Interlogic Systems, Inc. (“ISI”), a company that Mr. Khan established in 1987. Prior to founding ISI, Mr. Khan served as Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank. Mr. Khan also served as Chairman and Chief Executive Officer of CNA UniSource from 1998 through 2001. Mr. Khan currently serves as a director of 1st Source Bank, where he is a member of the audit committee and chairs the loan and fund committee. He also previously served as a trustee of Memorial Health Foundation, the Community Foundation of St. Joseph County, WNIT public television and Studebaker Museum.
			2017
Jack L. Mahaffey	87	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Council.	2000
James C. Mastandrea	75
Mr. Mastandrea has over 38 years of experience in the real estate industry and 20 years of experience serving in high level positions of publicly traded companies. He has served as our Chairman and Chief Executive Officer since 2006. He has also served since 2003 as the President, Chief Executive Officer and Chairman of Pillarstone Capital REIT (OTC Bulletin Board). Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held investment company. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments (NYSE). Mr. Mastandrea also served in the U.S. Army. Mr. Mastandrea is a director of Cleveland State University Foundation Board and regularly lectures to MBA students at the University of Chicago and teaches as an adjunct professor at Rice University's Jones Graduate School of Business.
			2006

(1) As of April 1, 2019.

Qualifications of Trustees

When considering whether our trustees and trustee nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

Mr. Lambert: The Board considered his significant experience in the commercial real estate industry, including successfully launching First Industrial Realty Trust, Inc. (NYSE), and financing of real estate development projects, as well as his demonstrated leadership skills, and concluded that he is well qualified to oversee and administer our compensation programs in the capacity of Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee and Audit Committee.

Mr. Taylor:  The Board considered his significant experience and decision-making abilities as a leader of a national law firm, as well as his background and experience in the legal industry, his corporate and securities law, corporate governance, and capital markets focus, and determined that he is well qualified to serve as a member of our Board.

Ms. Berry:  The Board considered her significant experience as the former 109th Texas Secretary of State and her former position on the University of Houston System Board of Regents, as well as her decision-making abilities in senior positions at the Houston office of a national law firm and her background and experience in the legal industry, and determined that she is well qualified to serve as a member of our Board and as a member of the Audit Committee.

Whitestone is a significant owner of real estate in the state of Texas, and her experience and relationships are valuable to the Company.

Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting, as well as supervisory roles in the accounting industry, and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee and as a member of the Nominating and Corporate Governance, the Compensation Committee and our Board.

Mr. Khan:  The Board considered his extensive experience and demonstrated oversight and decision-making abilities as the founder and chief executive officer of IOI, as well as his previous positions with large companies and his current directorships and determined that he was uniquely qualified to serve as a member of our Board and as a member of the Nominating and Corporate Governance Committee.

Mr. Mahaffey:  The Board considered his extensive experience and demonstrated oversight and decision-making abilities as a senior executive with large public companies, his real estate experience, and his experience in managing investments and determined that he was well qualified to perform oversight functions as the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and Audit Committee.

Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his more than 38 years of experience as a leader in the commercial real estate industry, and his 20 years of experience serving in high level positions of publicly traded companies, and determined that his leadership, intimate knowledge of Whitestone and his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our growth and operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

There are no family relationships among any of our trustees or executive officers, other than James C. Mastandrea, our Chairman and Chief Executive Officer and Christine J. Mastandrea, our Executive Vice President of Corporate Strategy, who have been married to each other for 27 years.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

CORPORATE GOVERNANCE

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. This section describes our governance framework, which includes the following highlights:

•	Messrs. Keating, Khan, Lambert, Mahaffey, Mastandrea and Taylor attended 100% of Board meetings in 2018. Mrs. Berry attended 86% of the Board meetings in 2018;

•	Appointment of Mr. Taylor as lead independent trustee;

•	Our proposal to declassify our Board of Trustees;

•	Regular trustee performance assessments;

•	Independent Audit, Compensation and Nominating and Corporate Governance Committees;

•	Regular executive sessions of independent trustees;

•	Risk oversight by full Board and Committees; and

•	Share ownership guidelines for executive officers and trustees.

Independence

Under the listing standards of the NYSE, and pursuant to our Corporate Governance Guidelines and policies , we are required to have a majority of “independent” trustees and a Nominating and Corporate Governance Committee, Compensation Committee, and Audit Committee, each composed solely of independent trustees. In determining trustee independence, the Board broadly considers all relevant facts and circumstances, including the rules of the NYSE. The Board considers these issues not merely from the standpoint of a trustee, but also from that of persons or organizations with which the trustee has an affiliation. An independent trustee is free of any relationship with Whitestone or its management that may impair the trustee’s ability to make independent judgments.

Our Board has affirmatively determined that six of our seven current trustees are “independent” as that term is defined by the NYSE listing standards and applicable SEC rules.  These trustees are Nandita V. Berry, Donald F. Keating, Najeeb A. Khan, Paul T. Lambert, Jack L. Mahaffey, and David F. Taylor. Mr. Mastandrea is not independent because he is an employee of the Company.

Meetings and Committees of the Board of Trustees

Our Board met seven times during 2018.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Mr. Taylor was appointed lead independent trustee on December 18, 2018 and presided over the independent meetings after that date. Prior to Mr. Taylor’s appointment, our independent trustees presided over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during the period of 2018 in which they served as a trustee.

All of our trustees attended our 2018 annual meeting of shareholders in person. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has established a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Nandita V. Berry		X
Donald F. Keating	X	Chairman	X
Najeeb A. Khan	X
Paul T. Lambert	X	X	Chairman
Jack L. Mahaffey	Chairman	X	X
David F. Taylor	X		X
Number of Meetings in 2018	2	5	2

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;

•	recommending nominees for committees of our Board; and

•	overseeing matters concerning corporate governance practices.

The committee currently consists of Donald F. Keating, Najeeb A. Khan, Paul T. Lambert, Jack L. Mahaffey and David F. Taylor, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;

•	an in-depth knowledge of and working experience in finance or marketing;

•	capital markets or public company experience;

•	university teaching experience in a Master of Business Administration or similar program;

•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or

•	public or private company board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee. Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee interviews the candidate in person or by telephone. The potential candidate is also introduced to Whitestone’s management team, properties and strategy to ensure appropriate experience and commitment exists. After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board elects nominees recommended by the committee to fill vacancies on our board and nominates the nominees for election by shareholders after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for nomination all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. If a shareholder is recommending a candidate to serve on our Board, the candidate is expected to follow Whitestone’s candidate evaluation process, and the recommendation must include the information specified in our bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3):

•
all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or

•
would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all common shares or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, that are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of common shares or other security) in any Whitestone securities of any person;

•	the record or “street name” holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage for the Whitestone shareholder, proposed nominee or shareholder associated person the risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the share performance graph in the most recent annual report to shareholders of Whitestone or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•	the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2008. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see “Solicitation and Voting - How and when may I submit a shareholder proposal for Whitestone’s 2020 annual meeting of shareholders?”

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of our financial statements; and assisting the Board in its oversight of the following:

•	management’s responsibilities to assure there is in place an effective system of internal controls over financial reporting;

•	the qualifications and independence of our registered public accounting firm;

•	the performance of our registered public accounting firm; and

•	our compliance with our ethical standards, policies, plans and procedures, and applicable laws and regulations.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Nandita V. Berry, Donald F. Keating, Paul T. Lambert and Jack L. Mahaffey, with Mr. Keating serving as chairman. Our Board has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are:

•	assisting our Board in discharging its responsibilities relating to our overall compensation and benefit structure;

•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations;

•	reviewing and approving Chief Executive Officer compensation as well as executive officer compensation;

•
annually reviewing and making recommendations to the Board concerning the adoption, terms and operation of the Company’s compensation plans for all trustees, officers and other executives, including incentive compensation and equity-based plans that are subject to board approval; and

•
approving grants and/or awards of restricted shares, share options and other forms of equity-based compensation, and otherwise administer the Company’s equity incentive plans in compliance with applicable tax laws.

The committee currently consists of Donald F. Keating, Paul T. Lambert, Jack L. Mahaffey and David F. Taylor, with Mr. Lambert serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees and to recommend for approval by the Board the compensation of our Chief Executive Officer. The committee also administers our 2008 Long-Term Equity Incentive Ownership Plan (the “2008 Plan”) and our 2018 Long-Term Equity Incentive Ownership Plan (the “2018 Plan”).

Executive compensation is reviewed at least annually by the committee.  Our Chief Executive Officer completes performance reviews annually and provides recommendations to the committee with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board or management, to assist it in the performance of its duties. Information on the committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

For reference to all committee charters, please visit our website at www.whitestonereit.com.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is well qualified and best situated to serve as Chairman because he is the trustee most familiar with the Company’s strategic business plan, real estate, public and capital markets and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and leadership.

Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board. Our Board regularly reviews its leadership structure and, in 2019, determined to amend our Corporate Governance Guidelines to provide for the appointment of a lead independent trustee to preside over executive sessions of the independent trustees. The duties of the lead independent trustee are detailed in the Company’s Corporate Governance Guidelines, which are available on the Corporate Governance page of the Company’s website, www.whitestonereit.com, and include:

•	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent trustees;

•	serving as liaison between the Chairman and the independent trustees;

•	previewing the information to be provided to the Board;

•	approving meeting agendas for the Board;

•	assuring that there is sufficient time for discussion of all meeting agenda items;

•	organizing and leading the Board’s evaluation of the CEO;

•	being responsible for the leading the Board’s annual self-assessment.

Mr. Taylor was appointed lead independent trustee on December 18, 2018 and presided over the executive sessions after that date. Prior to Mr. Taylor’s appointment, our six independent trustees presided over the executive sessions on a rotational basis, rotating the chairmanship at each meeting.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, in addition to a lead independent trustee is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis-Compensation Related Risk Management.” The Audit Committee oversees management of financial and legal compliance risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	Expenditures for capital projects of over $3.0 million require Board approval, and expenditures for all other items over $1.0 million require Board approval;

•	A Board-level Investment Committee that reviews and approves all acquisition and disposition decisions;

•	A limitation on base salary of $100,000 for any employee hired unless the Compensation Committee approves a greater amount; and

•	A compliance policy regarding insider information, disclosure of non-public information and limitation on employee and trustee transactions of our shares.

The Audit Committee considers risks relating to cybersecurity and, for that purpose, receives regular reports from management regarding cybersecurity risks and countermeasures being undertaken or considered by the Company, including updates on the internal and external cybersecurity landscape and relevant technical developments.

Corporate Responsibility and Sustainability

The Company is focused on building a thriving and sustainable, e-commerce resistant business that succeeds by delivering long-term value for our shareholders. We are proud of the growth we have achieved and how we have conducted our business in the process. We continue to seek new ways to positively contribute to our communities and safeguard the environment around them. Our key corporate responsibility priorities include openly engaging key stakeholders, leading by example in our operations, positively influencing our tenants and partners and enhancing our communities. Our efforts this year include the initiation of an Environmental, Social, and Governance (“ESG”) Platform which is clearly defined in Whitestone’s Sustainability Statement. Included with this statement in this initiation are Whitestone’s Human Rights Policy, our Vendor Code of Conduct Policy, our OSHA Occupational Safety Policy and Procedures Manual and the Charter for Whitestone’s ESG Steering Committee. All these documents can be found under the Investor Relations Section on Whitestone’s website at www.whitestonereit.com.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

Share Ownership Guidelines

Minimum Share Ownership Guidelines for Executives. Our Board established minimum share ownership guidelines for executive officers requiring such officers to maintain a minimum equity investment in Whitestone based upon a multiple of five times base salary for the CEO and three times base salary for all other NEOs. The guidelines provide that executive officers must achieve the minimum equity investment within five years from the date he or she first becomes subject to the guidelines, and until such time, that executive must retain at least 60% of the common shares granted to the executive by us and/or purchased by the executive through the exercise of options. Each executive officer’s compliance with the guidelines is reviewed by the Board annually. All of our executive officers are currently in compliance with the minimum share ownership guidelines, subject to the time period as discussed above for achieving the minimum equity investment.

Minimum Share Ownership Guidelines for Non-employee Trustees. Our Board established minimum share ownership guidelines for non-employee trustees. Under these guidelines, each non-employee trustee must maintain a minimum number of our common shares with a value not less than five times the current annual cash retainer paid to such trustee for service on our Board (excluding, among other things, any additional retainer paid for committee membership or chairmanship).  Each non-employee trustee has five years from the date he or she first becomes subject to the guidelines to satisfy the minimum ownership guidelines, and until such time, that trustee must retain 100% of the common shares or share units granted to the trustee as compensation. Compliance with the guidelines is reviewed by the Board annually. All of our non-employee trustees are currently in compliance with the minimum share ownership guidelines, subject to the time period as discussed above for achieving the minimum equity investment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Trustees and Executive Officers

The following table sets forth information as of March 11, 2019 regarding the beneficial ownership of our common shares by each of our trustees and our named executive officers and by all trustees and executive officers as a group. The percentage ownership in the following table is based on 39,766,240 common shares outstanding as of the close of business on March 11, 2019.

Name of Beneficial Owner(1)	Common Shares and Units Beneficially Owned(2)	Percentage Ownership
Named Executive Officers:
James C. Mastandrea	1,315,768(3)	3.3% (4)
John J. Dee	159,423(5)	*
David K. Holeman	386,302(6)	*
Bradford Johnson	182,670(7)	*
Christine J. Mastandrea	1,315,768(8)	3.3% (4)
Non-Employee Trustees:
Nandita V. Berry	6,462	*
Donald F. Keating	40,269	*
Najeeb A. Khan	13,934	*
Paul T. Lambert	60,674	*
Jack L. Mahaffey	50,170	*
David F. Taylor	5,375	*
All executive officers and trustees as a Group (10 persons) (9) (10)	2,221,047	5.6%

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 South Gessner, Suite 500, Houston, Texas 77063.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)
Includes 46,396 restricted common shares and 137,402 units of limited partnership interest in our operating partnership (“OP units”), held by Midwest Development Venture IV, of which Mr. Mastandrea is the general partner and a limited partner, that contain no voting rights and with respect to which Mr. Mastandrea has sole investment power, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis. Excludes 148,000 restricted common share units issued pursuant to the 2008 and 2018 Plans that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 200,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control (as defined in the 2008 Plan). Also includes 151,414 common shares, 13,133 restricted common shares and 26,316 restricted common share units held by Christine J. Mastandrea, Mr. Mastandrea’s spouse. Mr. Mastandrea disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(4)
The total number of common shares outstanding used in calculating Mr. Mastandrea’s and Ms. Mastandrea’s percentage ownership assumes that all OP units held by Mr. Mastandrea are redeemed for common shares and none of the OP units held by other persons are redeemed for common shares.

(5)
Includes 8,629 restricted common shares and 24,314 restricted common share units. Excludes 32,626 restricted common share units issued pursuant to the 2008 and 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 75,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 2,175 common shares pledged to secure a margin loan.

(6)
Includes 20,966 restricted common shares and 54,348 restricted common share units. Excludes 70,300 restricted common share units issued pursuant to the 2008 and 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 150,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 5,916 common shares pledged to secure a margin loan.

(7)
Includes 12,399 restricted common shares and 26,316 restricted common share units. Excludes 34.040 restricted common share units issued pursuant to the 2008 and 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 100,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control.

(8)
Includes 13,133 restricted common shares and 26,316 restricted common share units. Excludes 34,040 restricted common share units issued pursuant to the 2008 and 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 100,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 44,360 common shares pledged to secure a margin loan and 762,365 common shares, 46,396 restricted common shares, 114,416 restricted common share units and 201,728 OP Units, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis, held by James C. Mastandrea, Ms. Mastandrea’s spouse. Ms. Mastandrea disclaims beneficial ownership of shares held by her spouse, except to the extent of her pecuniary interest therein.

(9)	Except as otherwise described herein, none of the shares beneficially owned by our trustees or named executive officers have been pledged as security for an obligation.

(10)
In computing the aggregate number of shares and units beneficially owned and the aggregate percentage ownership by all executive officers and trustees as a group, shares and units beneficially owned by both Mr. Mastandrea and Ms. Mastandrea have not been counted twice.

Beneficial Owners of More Than 5% of Common Shares

The following table sets forth information regarding the beneficial ownership of our common shares by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common shares. The percentage of class owned in the following table is based upon 39,766,240 common shares outstanding as of the close of business on March 11, 2019.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,978,833 (1)	15.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	4,012,931 (2)	10.1%

(1)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on January 31, 2019 reporting beneficial ownership as of December 31, 2018. BlackRock, Inc. possessed sole voting power over 5,874,982 common shares and sole dispositive power over 5,978,833 common shares.

(2)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 11, 2019 reporting beneficial ownership as of December 31, 2018. The Vanguard Group, Inc. possessed sole voting power over 38,688 common shares, shared voting power over 4,100 common shares, sole dispositive power over 3,974,928 common shares and shared dispositive power with Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries, over 38,003 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the disclosure requirements of Item 405 of SEC Regulation S-K, require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	75	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 - present)
Chief Executive Officer and Chairman of Pillarstone Capital REIT, an OTC Bulletin Board real estate company (2003 - present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held investment company (1978 - present); Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 - 1998).

John J. Dee	67	Chief Operating Officer (October 2006 - present)
Trustee, Senior Vice President, and Chief Financial Officer of Pillarstone Capital REIT (2003 - present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 - 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 - 2002); several management positions including Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 - 2000).

David K. Holeman	55	Chief Financial Officer (November 2006 - present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 - 2006); Controller and Chief Financial Officer of Houston Cellular Telephone Company (1994 - 2003).

Bradford D. Johnson	60	Executive Vice President of Acquisitions and Asset Management (2010 - present)
Vice President Acquisitions and Development of Campus Living Villages Funds (REIT), subsidiary of Transfield Holdings Group, fund sponsor, developer and owner (2008 - 2010); Director of Place Properties Inc., military and student-housing developer, owner and operator (2003 - 2007); Chief Financial Officer and Director - Matrix Health Care Development Inc., developer, owner and senior housing operator (1995 - 2003).

Christine J. Mastandrea	53	Executive Vice President of Corporate Strategy (2013 - present)	Independent advisor to the Company (2006 - 2012). Chief Operating Officer of MDC Realty Corporation, a privately investment company (1996 - present).
______________
(1) As of April 1, 2019

TRUSTEE COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time trustees expend in fulfilling their duties as well as the skill level it requires of members of the Board.
Our non-employee trustees are paid an annual fee of $20,000. In addition, our non-employee trustees receive $1,000 for each in-person or $500 for each telephonic Board meeting they attend. Trustees do not receive additional compensation for committee meetings. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend Board meetings and paid a $1,000 per diem fee when an independent trustee is required to travel to another city to review properties for acquisition or perform other services. Additionally, each non-employee trustee receives an annual grant of 3,000 common shares and, if a non-employee trustee so chooses, may receive any monetary fees in the form of common shares.
The table below summarizes the compensation the Company paid to each non-employee trustee in 2018:

Name(1)	Fees Earned or Paid in Cash ($)	Share Awards(2) ($)	Total ($)
Nandita V. Berry	—	65,260	65,260
Donald F. Keating		37,260	61,260
Najeeb A. Khan	24,000	61,260	61,260
Paul T. Lambert	—	37,260	66,260
Jack L. Mahaffey	29,000	37,260	65,260
David F. Taylor	28,000	37,260	61,760

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea is included under “Executive Compensation - Summary Compensation Table” below.

(2)
On December 28, 2018, Ms. Berry and Messrs. Keating, Lambert, Khan, Taylor and Mahaffey were awarded 3,000 common shares each. Ms. Berry and Mr. Khan were paid a portion of their trustee fees in common shares. The share award amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2018 as included in our Annual Report.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this discussion, James C. Mastandrea, Chairman and Chief Executive Officer, John J. Dee, Chief Operating Officer, David K. Holeman, Chief Financial Officer, Bradford D. Johnson, Executive Vice President of Acquisitions and Asset Management, and Christine J. Mastandrea, Executive Vice President of Corporate Strategy, are the executives referred to as NEOs.

Executive Summary

The Board and management team are committed to continuing the successful implementation and growth of our E-commerce resistant retail Community Centered Property® model. Since 2010, our business model and performance-based compensation structure have resulted in six years of industry-leading growth rates in operational and financial metrics, evidenced by Whitestone’s peer leading Total Shareholder Returns (“TSR”) for the past 1, 3 and 5 years where we placed #2, #1, and #2 of the U.S. public shopping center REITs, respectively. See “Pay Related to Market Performance Summary.”

Say-On-Pay Shareholder Engagement

Given our strong performance, and the changes we made to our compensation programs in 2017, we were disappointed to receive low support for our advisory say-on-pay vote at the 2018 Annual Meeting, where 64% of the votes cast were “against.” In response, we actively sought feedback from shareholders to better understand the motivating factors behind their vote and what actions Whitestone could take to address these concerns. During our year-round shareholder engagement process, which was led by our Board Chairman and Compensation Committee Chairman, along with members of senior management and our compensation consultant, Longnecker & Associates, we reached out to our top 40 institutional investors, which equated to 54.28% of our total outstanding shares, or 83.52% of our outstanding institutional shareholder base, as reported by the NYSE Connect/FactSet, during the quarter-ended June 30, 2018 (the most recent quarter end following the 2018 Annual Meeting).

We summarize the themes of our discussions with shareholders and the corrective actions taken and intended outcomes below.

Themes We Heard	Whitestone’s Corrective Action to Concern	Intended Outcome
Shareholders prefer annual elections of Trustees.	Whitestone has taken steps to declassify its Board of Trustees, with annual elections beginning in 2020, if the amendment to our Declaration of Trust is approved by Shareholders at our Annual Meeting.	Provide shareholders with a greater voice in the oversight of the Company.
Whitestone’s primary performance measure under our Long-Term Incentive Program was cumulative Funds from Operations (“FFO”). Shareholders expressed that they would prefer to see per share metrics and/or relative total shareholder returns.

Whitestone has adopted relative “Total Shareholder Return” as its primary performance measure under our long-term incentive program and added per share metrics to the performance measures of our annual cash incentive program.

Greater pay for performance alignment. In particular, our Named Executive Officer total compensation currently averages in the 52nd percentile while our 1, 3 and 5-year total shareholder returns average in the 92nd percentile versus our REIT peers.

Shareholders continue to look for greater involvement and oversight from independent Board members.	Whitestone appointed a Lead Independent Trustee on December 18, 2018.	Greater independent board oversight.
Low previous “Say-on-Pay” vote.	Whitestone board members, Chairman of the Compensation Committee, management and external advisors engaged with shareholders to better understand the issues.	Clear understanding of reasons for unfavorable “Say-on-Pay” vote.
Significant difference between the Company’s Peer Group and the ISS Peer Group.	Whitestone conducted a thorough analysis of appropriate peers considering the peer group identified by ISS. As a result of this analysis, the Company changed its Peer Group as discussed below.	Better benchmarking to allow investors to evaluate Whitestone vs. peers.
“Double Trigger” vesting upon Change in Control is preferred.	No Change - Whitestone believes that the current structure is appropriate.	N/A
2017 Change-in-Control restricted stock unit grants and timing in light of proxy contest.
Better explanation to shareholders of the rationale for and timing of these grants which were approved to provide a retention tool for key employees and were approved prior to any knowledge of a proxy contest.
Greater understanding of business reason for grants.

PAY FOR OPERATING PERFORMANCE SUMMARY

Whitestone Performance - 2018

The information presented below demonstrates that our NEOs accomplished significant goals on behalf of our shareholders in 2018. We believe these results are due to the alignment between our NEOs' interests and those of our shareholders through our executive compensation plans, including our 2008 and 2018 Plans, under which we predominantly issue performance-based equity grants. We believe the information in this Compensation Discussion and Analysis (“CD&A”) also demonstrates that our compensation program is commensurate with our Company’s growth and follows best practices in our industry.

In 2018, we achieved substantial growth in many key financial and operating areas of the business.

Highlights of 2018 include the following:

•	Publicly-traded Shopping Center REIT industry peer-leading total shareholder return (“TSR”), placing Whitestone #2 of 17 over 1 year, #1 of 17 over 3 years, and #2 of 16 over 5 years

•	Increased net income per share to $0.52 from $0.22 in 2017

•	Grew total occupancy by 30 basis points to 90.5%

•	Grew annualized base rent per leased square foot by 2.8% to $19.35

•	Grew same store net operating income (“NOI”) by 3.3%

•	Achieved FFO of $0.94 per share

•	Achieved FFO Core of $1.16 per share

•	Rental rates on new and renewal leases signed in 2018 increased 7.0% and 11.1%, respectively, on a GAAP basis

•	Disposed of two properties (plus three owned through our investment in a real estate partnership) generating $29.3 million in gross proceeds

•	$11.7 million in capital improvements to properties and new development

These financial results reflect the continuing success of our differentiated strategy and operating model, which we believe will continue to allow us to grow and result in further increases in profitability and shareholder value.

NOI, FFO and FFO Core are financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). Please refer to “Reconciliation of Non-GAAP Financial Measures” on pages 62 to 64 of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019, for explanations and reconciliations of these metrics to their most comparable GAAP metric.

PAY RELATED TO MARKET PERFOMANCE SUMMARY

The following graphs illustrate the TSR of Whitestone versus the companies included in the SNL U.S. Shopping Center Index for the one-year, three-year and five-year periods ended December 31, 2018.

The following graphs illustrate the three-year performance of each of Whitestone’s 2018 Annual Incentive Plan metrics. EBITDA and FFO Core are financial measures that are not calculated pursuant to GAAP. Please refer to “Reconciliation of Non-GAAP Financial Measures” on pages 62 to 64 of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019, for explanations and reconciliations of these metrics to their most comparable GAAP metric. The 2018 goals for Low and Exceptional were set in early 2018 by the Compensation Committee. They were intended to be challenging to achieve, even at the lowest level, because the Company has historically not paid out cash bonuses and did not intend to do so in 2018 unless performance was well-above expectation.

Debt to EBITDA Ratio
8.8
8.6
8.4
8.2
8.0
7.8
7.6
7.4
7.2
7.0
6.8
8.6
8.5
8.4
8.3
7.5
2016
2017
2018
2018 Goal - Low
2018 Goal - Exceptional

G&A Expenses as a % of Total Revenue (*)
24.0%
22.0%
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
22.9%
19.0%
17.4%
15.0%
13.5%
2016
2017
2018
2018 Goal - Low
2018 Goal - Exceptional

FFO Core per Share
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
$1.34
$1.25
$1.16
$1.30
$1.45
2016
2017
2018
2018 Goal - Low
2018 Goal - Exceptional

(*) 2018 includes pro rata share of unconsolidated real estate partnership.

2018 Pay for Performance Decisions

The following table summarizes the decisions of the Compensation Committee in 2018 versus 2017. Our compensation philosophy is to pay at market median, with the majority of pay being aligned with company performance. When company and individual performance warrants, we may compensate above the market midpoint in variable pay components. Our independent compensation consultant analyzed the 2018 compensation changes vs. the peer group and concluded the named executive officers’ total compensation was directly in line with the peer group 50th percentile.

Name	Base Salary		Annual Cash Incentive		Long-term Stock Incentive		Total
	($)		($)		($)		($)
	2017	2018	2017	2018	2017	2018	2017	2018
Mr. Mastandrea	400,000	600,000	—	—	1,000,000	2,000,000	1,400,000	2,600,000
Mr. Dee	225,000	250,000	5,000	—	275,150	442,500	505,150	692,500
Mr. Holeman	250,000	375,000	—	—	475,000	950,000	725,000	1,325,000
Mr. Johnson	225,000	300,000	5,000	—	292,650	460,000	522,650	760,000
Ms. Mastandrea	225,000	300,000	5,000	—	292,650	460,000	522,650	760,000

Summary of Whitestone Compensation Practices

The Compensation Committee's charter specifies its responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Compensation Committee is responsible for the assessment of executive compensation relative to Whitestone's performance, ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A discusses (1) our executive compensation philosophy, strategy, process and procedures which are centered on a pay-for-performance philosophy and take into consideration the entrepreneurial approach required of our NEOs to build the Company and (2) all compensation components for our five NEOs, including a summary of the following:

•our overall compensation programs and characteristics;
•performance evaluation methodology and results;
•compensation plans adopted; and
•comparative market compensation assessment.

Compensation Best Practices that We Follow

Pay for Performance - We tie pay to performance. In 2018, 79% of our NEOs’ targeted pay was “at risk.” We set clear financial goals for corporate performance and differentiate based on individual achievement. In establishing goals, we select performance metrics that drive both our short-term and long-term corporate strategy in accordance with our strategic plan.

Performance Based Long-Term Incentives - Historically we have granted performance-based awards tied to challenging FFO goals with expected three to six-year vesting. In 2017, based on shareholder feedback, we adopted three-year relative TSR as our primary performance measure. In 2018, 50% of the grant vests based on relative TSR over a three-year performance period and 50% vests based on continued employment over three years. We believe this balance allows us to retain and attract key personnel and aligns those individuals with the interests of shareholders.

Formulaic Short-Term Incentives - 100% of the NEOs’ annual incentive bonus awards are based on rigorous objectively-determinable company goals established and approved by the Compensation Committee.

Mitigate Undue Risk - We mitigate undue risk associated with compensation, including utilizing caps on potential payments, retention provisions, multiple performance targets, equity ownership guidelines and robust board and management processes to identify risk.

Independent Compensation Consulting Firm - The Compensation Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.
Minimal Perquisites - We provide only minimal perquisites to our executive officers.

Regular Review of Share Utilization - Annually, we evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares) to limit dilution to shareholders while providing adequate market competitive compensation to employees.

Equity Ownership Guidelines - We require our trustees and NEOs to acquire and maintain prescribed levels of ownership of our shares in order to align their interests with those of our shareholders.
Review NEO Total Compensation - We compare the total compensation of our NEOs to that of our peers prior to making executive compensation decisions.
Compensation Practices That We Do Not Follow
Allowing Excise Tax Gross-Ups upon Change in Control
Repricing of Underwater Options
Guaranteed Bonus or Retention Bonus for Executive Officers
Severance Multipliers Greater Than 3X
Automatic Share Reload (“Evergreen”) feature in Equity Incentive Plan

Compensation Strategy and Philosophy

Our corporate business model is based on the creation of Community Centered Properties® that are carefully tenanted and positioned to add value to the communities in which they are located. Our business model is entrepreneurial, involves a high degree of long-term planning, strategic thought and careful execution so that our properties effectively function as communities.

In allocating compensation, we believe the compensation of senior levels of management should be predominantly performance-based since these levels of management have the greatest ability to influence corporate performance. The table below summarizes the allocation of the 2018 compensation opportunity for our NEOs and all other executives based upon the three primary elements of compensation (base salary, annual cash incentive, and long-term incentives).

We generally aim to align with the market in each of the three pay elements as defined in our pay-for-performance philosophy.

The three elements of 2018 compensation are discussed in detail below.

Base Salary. The Compensation Committee’s philosophy is to pay for performance, setting base salaries at the market median. Adjustments were made on January 1, 2018 to bring the NEOs to the 50th percentile. No salary increases are expected to be awarded to NEOs in 2019.

Name	Title	Base Salary		% Change
		($)
		2017	2018
James C. Mastandrea	Chairman & CEO	400,000	600,000	50%
John J. Dee	COO	225,000	250,000	11%
David K. Holeman	CFO	250,000	375,000	50%
Bradford D. Johnson	VP Acquisitions & Asset Mgmt	225,000	300,000	33%
Christine J. Mastandrea	VP Corporate Strategy	225,000	300,000	33%

Annual Cash Incentive Bonus. A bonus provides an opportunity for employees to receive a short-term award based on the achievement of specific organization, operating and financial goals and objectives at the corporate level.

The 2018 annual incentive objectives were set in early 2018 by the Compensation Committee. They were intended to be challenging to achieve, even at the lowest level, because the Company has historically not paid out cash bonuses and did not intend to do so in 2018 unless performance was well-above expectation. Our CEO and CFO have not received cash bonuses over the last eight years.

The 2018 annual incentive bonus target levels were as follows:

NEO
James C. Mastandrea	125% of annual base salary
John J. Dee	50% of annual base salary
David K. Holeman	100% of annual base salary
Bradford D. Johnson	80% of annual base salary
Christine J. Mastandrea	80% of annual base salary

The 2018 annual incentive bonus targets were as follows:

2018 Objective		Multiple of Target
Debt to EBITDA Ratio (25%)
7.5X	Exceptional	2.00
7.7X	Stretch	1.50
8.0X	Target	1.00
8.3X	Low	0.50
2018 Actual Achievement - 8.4X

G&A Expenses as a % of Total Revenue (25%)
13.5%	Exceptional	2.00
14.0%	Stretch	1.50
14.5%	Target	1.00
15.0%	Low	0.50
2018 Actual Achievement (*) - 17.4%

FFO Core Per Share (50%)
$1.45	Exceptional	2.00
$1.40	Stretch	1.50
$1.35	Target	1.00
$1.30	Low	0.50
2018 Actual Achievement - $1.16

(*) 2018 includes pro rata share of unconsolidated real estate partnership.

Long-Term Equity Incentive Ownership Plan. Our 2008 Plan expired on July 29, 2018, and our 2018 Plan became effective on July 30, 2018. Both plans provide for equity-based grants of incentive compensation to our NEOs and other employees and provide an opportunity for our employees to receive grants of equity that vest over time or upon the achievement of long-term goals that create incremental value for the Company and our shareholders. Our long-term equity incentive ownership plans are designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy. The Compensation Committee considers these awards to be the most important component of total compensation and key retention of participants because they encourage participants to think and act like owners.

•In 2018, 50% of each NEO’s restricted common share unit awards contained vesting conditions tied to TSR relative to that of the peer group defined in the TSR Unit award agreements over a three-year performance period from January 1, 2018 through December 31, 2020 (the “TSR Units”). At the end of the performance period, the number of common shares awarded will be a multiple of the number of units granted based on the Company's ranking in the peer group (the “TSR Peer Group Ranking”) as shown in the table below. Continued employment is required through the end of the performance period.

•The remaining 50% of the NEO’s restricted common share unit awards vest based on continued employment over three years. Vesting occurs annually over the three years in equal increments on March 16, 2019, 2020 and 2021 (the “Time-Based Units”).

The TSR Unit vesting schedule is as follows:

TSR Unit Vesting Schedule
Three Year Relative TSR Performance Rank	Multiple
90th	2.0
75th	1.5
50th	1.0
35th	0.5
Less than 35th	0.0

The following table illustrates the total grant date fair value (“GDFV”) of the Time-Based and TSR Units:

	2018 Annual Incentive Equity Grants
Name	Time-Based Units (#)	Grant Date Fair Value of Time-Based Units (1) ($)	Target TSR Units (#)	Grant Date Fair Value of TSR Units (1) ($)	Total (1) ($)
James C. Mastandrea	114,416	1,000,000	67,159	1,000,000	2,000,000
John J. Dee	24,314	212,500	15,447	230,000	442,500
David K. Holeman	54,348	475,000	31,901	475,000	950,000
Bradford Johnson	26,316	230,000	15,447	230,000	460,000
Christine J. Mastandrea	26,316	230,000	15,447	230,000	460,000

(1)
The grant date fair value for each Time-Based Unit of $8.74 was determined in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2018 as included in our Annual Report filed with the SEC on March 15, 2019. The grant date fair value for each TSR Unit of $14.89 was determined using the Monte Carlo simulation method and is being recognized as share-based compensation expense ratably from the December 1, 2018 grant date to the end of the performance period, December 31, 2020. The Monte Carlo simulation model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award grant and calculates the fair value of the award. Expected volatilities utilized in the model were estimated using a historical period consistent with the performance period of approximately three years. The risk-free interest rate was based on the United States Treasury rate for a term commensurate with the expected life of the grant.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance.	A significant portion of each NEO's pay opportunity relates to the performance-based awards granted pursuant to the 2008 and 2018 Plan, which will vest based on achievement of performance targets.
Compensation should be fair and competitive.
We believe that our compensation is fair and competitive; however, our base salaries and annual incentive pay for our NEOs are in the bottom quartile of the comparable companies in our industry. A significant portion of our NEOs’ compensation is expected to be in the form of long-term awards.

Executive share ownership is required.
Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As the awards vest, we expect our executives will retain a significant number of their vested shares in accordance with our share ownership guidelines. As of December 31, 2018, all NEOs had satisfied the share ownership guidelines.

The Compensation Committee and the Board exercise independent judgment.
On behalf of our shareholders, the Compensation Committee and the Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Roles and Responsibilities in Compensation Decisions

The Compensation Committee is specifically responsible for compensation decisions related to our Chief Executive Officer. The Compensation Committee reviews, assesses and approves recommendations from our Chief Executive Officer regarding any determination of base salary and bonuses to all other officers, including the other NEOs. The Compensation Committee's philosophy and strategy and the programs adopted by our Board establish the general parameters within which our Chief Executive Officer recommends compensation for the other NEOs.

James C. Mastandrea, our Chairman and Chief Executive Officer, annually reviews the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award.

The Compensation Committee also evaluates the performance of our NEOs and performs an assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Compensation Committee to review the Company's current pay programs and levels and to address questions related to effective compensation plans and associate retention.

Setting Executive Compensation

Based on the strategy and philosophy and the objectives described above, the Compensation Committee has structured our annual and long-term executive compensation to motivate and reward executive officers in the achievement of our business goals.

As a part of the compensation decision making process, the Compensation Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other REITs (the “Compensation Peer Group”). The Compensation Committee used the SEC filings of the Compensation Peer Group to assist it in considering compensation for our NEOs. Among other items, the SEC filings provided company specific, sector specific and position specific compensation information including base salary, total annual cash compensation and long-term compensation. The Compensation Committee relied on this data to provide it with relevant market compensation data for our NEOs compared to the Compensation Peer Group in order to make compensation decisions for our NEOs. The Compensation Peer Group, which was analyzed and updated in 2018 by the Compensation Committee, consists of companies with whom we believe we compete for talent, investment opportunities, and shareholder investment dollars.

In determining the appropriate Peer Group for 2018, the Compensation Committee utilized its compensation consultant to conduct a comprehensive analysis of the public market to identify peer companies. As part of that review we reviewed the peer group identified in Whitestone’s 2017 proxy statement and identified potential peer candidates using the following criteria:

◦	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

◦	Companies of similar size,

◦	Companies in the retail REIT industry,

◦
Companies with similar financial metrics. Specifically we looked for companies with financial metrics that were within 0.50 - 3.0 times of Whitestone’s market capitalization, enterprise value, total assets, annual revenue and EBITDA.

We also reviewed the one and three-year total shareholder return (“TSR”) to exclude any poor performers who appear to be financially struggling (large negative TSR, large negative EBITDA, oversized debt to market capitalization, etc.)

Additionally, we analyzed the ISS selected peer group, Green Street peer group and the SNL peer group to further identify any potential REITs that could be similar in financial size, retail sector and performance.

As a result of this analysis, we have included seven companies from our 2017 peer group and eliminated six companies from our 2017 peer group.

We compete with many companies for experienced executives, and the Compensation Committee generally benchmarked compensation for the NEOs against the compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations may be expected based on relative experience levels, market factors, and circumstances particular to us.

A total of 15 public companies were used in the Compensation Committee analysis for 2018 and are listed below. All numbers are shown in millions and are as of October 1, 2018 (the date on which the peer group analysis was completed).

Company Name	Ticker	Revenue (1)	Market Cap (2)	Assets (1)	Net Income (1)	1-Yr TSR (3)	3-Yr TSR (3)
Acadia Realty Trust	AKR	$271	$2,413	$3,881	$49	2%	45%
Agree Realty Corporation	ADC	$132	$1,846	$1,612	$58	11%	100%
Armada Hoffler Properties, Inc	AHH	$230	$966	$1,132	$29	14%	81%
Cedar Realty Trust, Inc.	CDR	$152	$394	$1,233	$5	-17%	-21%
Getty Realty Corp.	GTY	$130	$1,133	$1,115	$46	3%	106%
Investors Real Estate Trust	IRET	$175	$788	$1,376	$131	2%	-8%
Kite Realty Group Trust	KRG	$358	$1,419	$3,302	-$18	-12%	-18%
Monmouth Real Estate Investment Corporation	MNR	$133	$1,320	$1,604	$54	6%	91%
One Liberty Properties, Inc.	OLP	$79	$521	$752	$22	19%	55%
Ramco-Gershenson Properties Trust	RPT	$263	$1,098	$2,034	$61	10%	6%
Retail Opportunities Investments Corp.	ROIC	$287	$2,288	$3,050	$38	1%	24%
Saul Centers Inc.	BFS	$226	$1,648	$1,446	$48	-9%	17%
Urban Edge Properties	UE	$393	$2,763	$2,841	$77	-6%	12%
Urstadt Biddle Properties Inc.	UBA	$136	$767	$1,016	$38	2%	29%
Wheeler Real Estate Investment Trust, Inc.	WHLR	$63	$42	$536	-$14	-62%	-62%

WHITESTONE REIT	WSR	$134	$560	$1,060	$10	16%	55%

25th Percentile		$132	$767	$1,115	$22	-9%	-8%
Average		$202	$1,296	$1,797	$42	-2%	28%
50th Percentile		$175	$1,133	$1,446	$46	2%	17%
75th Percentile		$271	$1,846	$2,841	$58	10%	81%

Whitestone REIT Percentile Rank		34%	20%	22%	21%	90%	90%

(1) Source: SNL Financial - In each case, as of the company's most recent quarter (trailing twelve months for revenue and net income).
(2) Source: SNL Financial - In each case, based on traded market price on October 1, 2018 multiplied by the number of shares outstanding.
(3) Source: SNL Financial

The Compensation Committee will continue to review a variety of information, including that provided by compensation consultants, as necessary, in the future to determine the appropriate level and mix of incentive compensation including benchmarking total NEO compensation to the peer group. See “2018 Pay for Performance Decisions.”

Compensation Related Risk Management

Our incentive compensation programs are largely tied to objectively determinable financial and operating results and by the behavior and decisions of management. As a part of compensation administration, the Compensation Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Compensation Committee's responsibility is an evolving duty and focus. The Compensation Committee has reviewed the elements of compensation to determine whether they encourage excessive risk taking and concluded that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has also taken certain steps to establish policies and procedures, including limits on expenditures and a robust Board-level Investment Committee approval process, that we believe are likely to limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The combined experience of our NEOs, the length of time they have worked together, and the relatively smaller size of our Company at this time makes these risk management policies easier to manage. However, as the Company grows, the Compensation Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level of the Company.

Employment and Change of Control Agreements

On August 29, 2014, based on the recommendation of the Compensation Committee and approval of the Board, the Company entered into employment agreements with Messrs. Mastandrea and Holeman, largely in recognition of the need to provide them certain protections if their employment should be involuntarily terminated without “cause” or terminated by them for “good reason.” The Company also entered into change in control agreements with the other NEOs on August 29, 2014. These change in control agreements are designed to compensate the NEOs in the event of a fundamental change in the Company, and to provide an incentive to these executives to continue with us at least through such time. A more complete description of the employment agreements and change in control agreements is set forth under “Executive Compensation - Employment Agreements; Payments Upon Change in Control.” We believe that these agreements will help us to retain executives who are essential to our long-term success, and that the terms of these agreements are consistent with the practices of our peer companies.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Chief Executive Officer Compensation and Employee Compensation and Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and in accordance with Item 402(u) of Regulation S-K, we have estimated the ratio between our Chief Executive Officer’s total compensation and the median annual total compensation of all employees (excluding the Chief Executive Officer). In searching for the “median employee,” we considered taxable compensation totals in 2018. We identified the median employee based on the taxable compensation of all full-time, part-time and temporary employees employed by us on December 31, 2018, then we calculated the median employee’s compensation using the same methodology we use for our NEOs as set forth in the “Total” column in the Summary Compensation Table below. This is the same methodology we used for the 2017 ratio. For the fiscal year ended December 31, 2018, our Chief Executive Officer had annual total compensation of $2,619,245, and our median employee had annual total compensation of $63,608. Therefore, we estimate that our Chief Executive Officer’s annual total compensation is approximately 41 times that of the median of the annual total compensation of all of our employees (excluding the Chief Executive Officer).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Messrs. Keating, Lambert, Mahaffey and Taylor, with Mr. Lambert serving as chairman. None of the members of the Compensation Committee during 2018 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on the Compensation Committee or our Board.

Compensation Consultant

To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our executive officers and trustees. Pursuant to its charter, the Compensation Committee shall retain, as deemed necessary or appropriate by the Compensation Committee, any compensation consultant, independent legal counsel or other compensation advisor and shall approve the advisor’s fees and other retention terms.

In January 2018, the Compensation Committee retained Longnecker & Associates (“Longnecker”) to provide executive officer and trustee compensation consulting services. During fiscal year 2018, Longnecker did not provide any additional services to the Company or the Company's affiliates.

Based upon and following receipt of the advice of Longnecker, the Compensation Committee reviewed and approved the Company’s goals and objectives relevant to Chief Executive Officer and executive compensation and the compensation payable to our Chief Executive Officer and other executive officers for fiscal year 2018.

As required by its charter and by the NYSE listing standards, the Compensation Committee performed an independence assessment of Longnecker and determined that Longnecker should be considered independent based on the following factors:

•	Longnecker has not provided and will not provide any other services to the Company other than compensation consulting services.

•	The fees paid to Longnecker by the Company were less than 1% of Longnecker's total revenue for the year.

•	Longnecker has developed and provided to the Company a Conflict of Interest Policy.

•	There are no business or personal relationships between Longnecker and any member of the Compensation Committee or any executive officer of the Company.

Accordingly, the Compensation Committee determined that the services provided by Longnecker to the Compensation Committee did not give rise to any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Whitestone's Annual Report on Form 10-K.

Respectfully submitted,
Whitestone REIT Compensation Committee
Paul T. Lambert, Chairman
Donald F. Keating
Jack L. Mahaffey
David F. Taylor

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid by the Company to each of our NEOs in 2016, 2017 and 2018.

Name and Principal Position	Year	Salary (1)	Bonus	Share Awards		All Other Compensation	Total
		($)	($)	($)		($)	($)
James C. Mastandrea, Chairman & Chief Executive Officer	2018	600,000	__	2,000,000	(2)	19,245	2,619,245
	2017	400,000	__	1,000,000	(3)	16,972	1,416,972
	2016	400,000	__	3,317,600	(4)	12,648	3,730,248
John J. Dee, Chief Operating Officer	2018	250,000	__	442,500	(2)	12,326	704,826
	2017	225,000	5,000	275,150	(3)	7,975	513,125
	2016	220,000	10,000	301,600	(4)	7,941	539,541
David K. Holeman, Chief Financial Officer	2018	375,000	__	950,000	(2)	17,371	1,342,371
	2017	250,000	__	475,000	(3)	12,794	737,794
	2016	250,000	__	1,508,000	(4)	12,534	1,770,534
Bradford D. Johnson, EVP Acquisitions and Asset Management	2018	300,000	__	460,000	(2)	9,625	769,625
	2017	225,000	5,000	292,650	(3)	6,713	529,363
	2016	220,000	10,000	377,000	(4)	6,452	613,452
Christine J. Mastandrea, EVP Corporate Strategy	2018	300,000	__	460,000	(2)	9,625	769,625
	2017	225,000	5,000	295,650	(3)	6,713	532,363
	2016	220,000	10,000	377,000	(4)	2,968	609,968

(1)	Base salary paid in 2018, 2017 and 2016.

(2)
Represents the grant date fair value of 67,159, 15,447, 31,901, 15,447 and 15,447 TSR Units to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively, and 114,416, 24,314, 54,348, 26,316 and 26,316 Time-Based Units to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively. The grant date fair values disclosed in the table were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2018 as included in our Annual Report filed with the SEC on March 15, 2019 and are based on performance at target. The Time-Base Units were granted under the 2008 Plan in 2018, the vesting of which is contingent upon the passage of time and vest in equal installments on March 16, 2019, 2020 and 2021. Maximum performance under the TSR Units and Time-Based FFO Units would result in a grant date fair value of $3,000,000, $655,000, $1,425,000, $690,000 and $690,000 to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively.

(3)
Represents the grant date fair value of 200,000, 75,000, 150,000, 100,000 and 100,000 CIC Units to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively, 80,841, 17,179, 38,399, 18,593 and 18,593 TSR Units to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively, and 5,000 FFO Units each to Messrs. Dee and Johnson and Ms. Mastandrea. The CIC Units only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024. The Company considers a Change in Control on or before September 30, 2024 to be improbable, and no expense has been recognized for the CIC Units. Based upon the probable outcome of a Change of Control on the grant date of the CIC Units, the aggregate grant date fair value of the CIC Units disclosed in the table is $0. Maximum performance under the CIC Units would result in a grant date fair value of $2,610,000, $978,750, $1,957,500, $1,305,000 and $1,305,000 to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively. The grant date fair values disclosed in the table were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report filed with the SEC on March 6, 2018 and are based on performance at target. The FFO Units were granted under the 2008 Plan in 2017, the vesting of which is contingent upon achievement of two performance targets, each weighted 50%, and the passage of time. The two performance targets are cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $118 million and $164 million. Upon achievement of the individual goals, the FFO Units convert to time-based restricted common shares and vest in equal installments over four quarters after the performance target has been achieved. Maximum performance under the TSR Units and FFO Units would result in a grant date fair value of $2,000,000, $487,658, $950,000, $522,650 and $522,650 to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively.

(4)
Represents the grant date fair value of 220,000 restricted common share units granted in 2016 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(5)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) matching contributions under our 401(k) plan and (c) health insurance.

(6)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, and (b) matching contributions under our 401(k) plan.

(7)	Represents matching contributions under our 401(k) plan.

Grants of Plan Based Awards

The following table sets forth certain information with respect to annual cash incentive award opportunities (“ACA”), time-based restricted common share unit grants (“TB Grants”) and performance-based restricted common share unit grants (“TSR Grants”) during the year ended December 31, 2018 for each NEO.

			Estimated Future Payouts Under Nonequity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Units (3) (#)	Grant Date Fair Value of Stock Awards (4) ($)
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Mastandrea		ACA	$375,000	$750,000	$1,500,000
	3/16/2018	TB Grant							114,416	$1,000,000
	12/1/2018	TSR Grant				33,580	67,159	134,318		$1,000,000
John J. Dee		ACA	$62,500	$125,000	$250,000
	3/16/2018	TB Grant							24,314	$212,500
	12/1/2018	TSR Grant				7,724	15,447	30,894		$230,000
David K. Holeman		ACA	$187,500	$375,000	$750,000
	3/16/2018	TB Grant							54,348	$475,000
	12/1/2018	TSR Grant				15,951	31,901	63,802		$475,000
Bradford D. Johnson		ACA	$120,000	$240,000	$480,000
	3/16/2018	TB Grant							26,316	$230,000
	12/1/2018	TSR Grant				7,724	15,447	30,894		$230,000
Christine J. Mastandrea		ACA	$120,000	$240,000	$480,000
	3/16/2018	TB Grant							26,316	$230,000
	12/1/2018	TSR Grant				7,724	15,447	30,894		$230,000

(1) Non-equity incentive plan awards are short-term incentives that may be earned under the annual cash bonus incentive plan. None of the NEOs earned annual cash bonuses in 2018.

(2) Equity incentive plan awards are restricted common share units corresponding to a three-year performance period, FY 2018 - FY 2020. The NEOs may earn 50% of the target award upon attainment of the threshold performance and up to 200% of the target award upon attainment of maximum performance. Performance outcomes will be determined following the conclusion of the performance period. No dividend equivalents will be applied to the actual number of shares earned.

(3) Represents time-based restricted common share unit awards granted under the 2008 Plan in 2018 that could be earned based continued employment over a three-year period and vest in equal installments on March 16, 2019, 2020 and 2021.

(4) Amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2018 as included in our Annual Report.

The material terms of the Messrs. Mastandrea’s and Holeman’s employment agreements are described below in the section entitled “Potential Payments Upon Termination or Change in Control.” For a discussion of the material terms of the annual incentive and stock awards reflected in the Summary Compensation and Grants of Plan Based Awards tables, as well as a description of the amount of salary and bonus opportunities in proportion to total compensation, see the discussion above in the section entitled “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year End 2018

The following table sets forth certain information with respect to the market value of all unvested share and unit awards held by each NEO as of December 31, 2018.

Name	Grant Date	Share Awards
		Shares or Units of Stock that Have Not Vested (1)		Equity Incentive Plan Awards: Unearned Shares or Units that Have Not Vested (2)
		Number (#)	Market Value ($) (3)	Number (#)	Market Value ($) (3)
James C. Mastandrea	12/01/18			134,318	1,646,739
	3/16/2018	114,416	1,402,740
	9/30/2017-1			161,682	1,982,221
	9/30/2017-2			200,000	2,452,000
	4/02/2014			46,396	568,815
John J. Dee	12/01/18			30,894	378,760
	3/16/2018	24,314	298,090
	9/30/2017-1			34,358	429,229
	9/30/2017-2			75,000	919,500
	Various			8,629	105,791
David K. Holeman	12/01/18			63,802	782,213
	3/16/2018	54,348	666,306
	9/30/2017-1			76,798	941,543
	9/30/2017-2			150,000	1,839,000
	4/02/2014			20,966	257,043
Bradford D. Johnson	12/01/18			30,894	378,760
	3/16/2018	26,316	322,624
	9/30/2017-1			37,186	455,900
	9/30/2017-2			100,000	1,226,000
	Various			12,399	152,012
Christine J. Mastandrea	12/01/18			30,894	378,760
	3/16/2018	26,316	322,624
	9/30/2017-1			37,186	455,900
	9/30/2017-2			100,000	1,226,000
	Various			13,133	161,011

(1) Represent time-based restricted common share unit awards that vest in equal installments on March 16, 2019, 2020 and 2021.

(2) The following table provides the vesting schedules of performance-based restricted common share unit grants outstanding as of December 31, 2018:

Grant Date	Outstanding Vesting Dates
4/2/2014 and Various	Awards vest on March 31, 2019 based on the achievement of the $114 million cumulative FFO target.
12/1/2018
Performance period ending December 31, 2020. The number of restricted common share units reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.

9/30/2017-1
Performance period ending December 31, 2019. The number of restricted common share units reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.

9/30/2017-2	Represents restricted common share units which only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs before September 30, 2024.

(3) Market values are based on the December 31, 2018 closing price of $12.26 per share.

Stock Awards Vested in 2018

 The following table sets forth information with respect to shares and common share units vested during the year ended December 31, 2018.

Name	Stock Awards (1)
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
James C. Mastandrea	185,583	2,273,858
John J. Dee	33,884	416,346
David K. Holeman	83,857	1,027,478
Bradford D. Johnson	49,978	601,267
Christine J. Mastandrea	51,905	637,139

(1)	Shares vested on March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018.

(2)	Based on the closing price of common shares of $10.39, $12.48, $13.88 and $12.26 on March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively.

Potential Payments Upon Termination or Change in Control

The following tables summarize the compensation that would have been payable to Messrs. Mastandrea and Holeman if their employment had terminated on December 31, 2018 without “cause” or for “good reason” (each, as defined in the Employment Agreements), and for each other NEO if such NEO’s employment had terminated on December 31, 2018 without “cause” or for “good reason” (each, as defined in the Change in Control Agreements) within two years following a Change in Control. The tables also summarize the compensation that would have been payable to each NEO if his or her employment had terminated due to death or disability, or, upon change in control without termination. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different. The below disclosure does not include any amounts for equity awards or other compensation changes made subsequent to December 31, 2018.

Involuntary Termination Without Cause or Termination with Good Reason

Name	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Unit Awards (4)	Total
	($)	($)	($)	($)	($)
James C. Mastandrea	1,794,000	__	253,435	6,238,035	8,285,470
David K. Holeman	1,121,250	__	122,536	3,624,228	4,868,014

Involuntary Termination Without Cause or Termination with Good Reason Following a Change of Control

Name	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Unit Awards (4)	Total
	($)	($)	($)	($)	($)
John J. Dee	375,000	__	32,113	1,723,376	2,130,489
Bradford D. Johnson	450,000	__	15,421	2,117,976	2,583,397
Christine J. Mastandrea	450,000	__	15,421	2,126,975	2,592,396

(1) Amount equal to 2.99 times annual salary for Messrs. Mastandrea and Holeman, and 1.5 times annual salary for Messrs. Dee and Johnson and Ms. Mastandrea, in each case as of December 31, 2018.

(2) Amount equal to 2.99 times the 2017 bonuses paid in 2018 to Messrs. Mastandrea and Holeman, and 1.5 times the 2017 bonuses paid in 2018 to Messrs. Dee and Johnson and Ms. Mastandrea.

(3) Benefits amounts include the cost of (a) health and welfare benefits to the same extent made available to employees generally, including family health insurance, travel accident insurance, life and accidental death insurance, and long term disability insurance, (b) directors and officers liability insurance, (c) full participation in any 401(k), profit sharing, pension or other retirement benefit plan (“Pension Plan”) during employee's employment, and (d) such other benefits that the Board may from time to time authorize for a period of three years for Messrs. Mastandrea and Holeman and one year for Messrs. Dee and Johnson and Ms. Mastandrea.

(4)The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 31, 2018, or $12.26 per share, assuming full release of all restrictions, including all performance conditions. The amount is based on achievement of target performance.

Change of Control without Termination

Name	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Unit Awards (1)	Total
	($)	($)	($)	($)	($)
James C. Mastandrea	__	__	__	6,238,035	6,238,035
David K. Holeman	__	__	__	3,624,228	3,624,228
John J. Dee	__	__	__	1,723,376	1,723,376
Bradford D. Johnson	__	__	__	2,117,976	2,117,976
Christine J. Mastandrea	__	__	__	2,126,975	2,126,975
(1) The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 31, 2018, or $12.26 per share, assuming full release of all restrictions, including all performance conditions. The amount is based on achievement of target performance.

Death or Disability

Name	Salary (1)	Bonus	Continuation of Benefits (2)	Value of Unvested Restricted Stock Unit Awards (3)	Total (4)
	($)	($)	($)	($)	($)
James C. Mastandrea	1,794,000	__	51,909	6,238,035	8,083,944
David K. Holeman	1,121,250	__	55,883	3,624,228	4,801,361
John J. Dee	__	__	__	1,723,376	1,723,376
Bradford D. Johnson	__	__	__	2,117,976	2,117,976
Christine J. Mastandrea	__	__	__	2,126,975	2,126,975

(1) Reflects three years of continued base salary. Salary continuation would not be provided upon termination due to the executive’s death.
(2)Reflects three years of continued health and welfare benefits. The benefits would not be provided following termination due to the executive’s death.
(3)The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 31, 2018, or $12.26 per share, assuming full release of all restrictions, including all performance conditions. The amount is based on achievement of target performance.
(4)The actual amounts provided would be net of any disability benefits paid to the executive by the Company, or any insurance funded by the Company. Amounts shown have not been reduced for such disability benefits.

Employment Agreements; Payments Upon Change in Control

Employment Agreements.

On August 29, 2014, the Company entered into employment agreements (the “Employment Agreements”) with Messrs. Mastandrea and Holeman. The Employment Agreements each have an initial term of three (3) years, subject to automatic renewal for successive one (1) year periods unless either party provides notice of non-renewal at least ninety (90) days prior to the next automatic expiration date. The contracts provide for base salaries of no less than $400,000 and $250,000, respectively, per year to Messrs. Mastandrea and Holeman, and each of them is entitled to an annual bonus upon the satisfaction of performance criteria established by the Compensation Committee.

In addition, each officer will be entitled to continued benefits as have been provided to the officers since 2006, including insurance (family health, life, accidental death, disability and director and officer liability) coverage, company automobiles, annual physicals and participation in the Company’s 401(k) and other pension benefit plans available to all employees.

Upon any termination (either before or after a change in control, as defined in the 2008 Plan) of an officer’s employment by the Company without cause or by the officer for good reason, as defined in the Employment Agreements and summarized below, the officer’s restricted common shares and restricted share units will immediately vest and the officer will be entitled to a severance payment equal to 2.99 times the sum of his then-current salary and last year’s bonus, as well as continuation of benefits for three (3) years. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Employment Agreements) within a five (5) mile radius of any property then-owned by the Company. Mr. Holeman will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board. If either the Company or the officer gives notice to the other of an intention not to extend the term of employment for an additional year, and a termination occurs, that termination will be treated as a termination by the Company or by the officer, as the case may be, with or without cause, and for or not for good reason, as the case may be.

For purposes of the Employment Agreements, “good reason” includes the occurrence of any one of the following events:

(i) For Mr. Mastandrea, reduction of his annual base salary below $400,000, and for Mr. Holeman, reduction of his annual base salary below $250,000;

(ii) The Company fails to continue to provide the compensation as detailed in the Employment Agreement (base salary, bonus eligibility, performance awards pursuant to the 2008 Plan and benefits and expense reimbursements);

(iii) The Company fails in any material respect to provide benefits and expense reimbursements, as detailed in the Employment Agreement, in either case after either officer has given the Company written notice of such failure, and the Company has failed to effect a cure within 60 days after the notice is given;

(iv) Either removal from any of the officer’s offices or responsibilities, or the officer’s duties with the Company are otherwise reduced to such an extent that he no longer has authority commensurate with the Chairman of the Board and Chief Executive Officer for Mr. Mastandrea and Chief Financial Officer for Mr. Holeman, in each case of a publicly-traded REIT;

(v) A change in the officer’s principal place of employment for the Company outside of the Houston and Phoenix metropolitan areas for Mr. Mastandrea, and the Houston metropolitan area for Mr. Holeman, and as a result, the officer is required to relocate; and

(vi) After a “shift in ownership”, as defined in the Employment Agreements and summarized below, the Board fundamentally changes its strategic plan in a manner opposed by the officer, in which case such officer may not terminate his employment unless he first gives the Board written notice specifying the change or changes that he opposes and the steps that Board must take to rectify the strategic plan, and the Board fails to take those steps within 60 days after the notice is given.

For purposes of the Employment Agreements, a “shift in ownership” is deemed to occur, generally, when any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 20% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees; provided that no shift in ownership shall be deemed to have occurred if, prior to such acquisition, the acquisition is supported by the respective officer and approved by the Board.

Upon termination of the executive’s employment by the Company due to the executive’s disability, the Company would continue to provide health and welfare benefits, including contribution to any pension plan, that were being provided to the executive immediately before the executive became disabled as if the executive had continued to be actively employed, until the earliest of (i) the first date on which he is no longer disabled, (ii) the date of his death, and (iii) the third anniversary of the date on which the executive became disabled.

Change in Control Agreements.

On August 29, 2014, the Company entered into Change in Control Agreements (the “Change in Control Agreements”) with Messrs. Dee and Johnson and Ms. Mastandrea. Each Change in Control Agreement provides that if the officer’s employment is terminated by the Company (or any successor) without “cause” (as defined in the Change in Control Agreements) or by the officer for “good reason” (as defined in the Change in Control Agreements and summarized below) upon or within two (2) years after a “change in control” of the Company (as defined in the 2008 Plan), the officer will receive a severance payment equal to 1.5 times the sum of the officer’s then current annual base salary plus the amount of any bonus paid for the prior year, as well as continuation of benefits for one (1) year. In addition, the Change in Control Agreements provide that all unvested restricted common shares and restricted share units would vest to the extent not theretofore vested. Each officer will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board.

The Change in Control Agreements will remain effective until the officer’s employment is terminated for any reason; provided that the officer will receive the benefits specified above upon termination of employment by the Company without cause or the officer for good reason after a change in control. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Change in Control Agreements) within a five (5) mile radius of any property then-owned by the Company.

For purposes of the Change in Control Agreements, “good reason” generally includes the occurrence of any one of the following events:

(i) Reduction of the officer’s annual base salary below the amount in effect at the time of a change in control;

(ii) Bonus payment for the annual period first ending after the change in control is less than the officer’s bonus for the calendar year ending immediately prior to the change in control;

(iii) Benefits are materially reduced from those benefits in effect at the time of the change in control;

(iv) The officer is removed from any of his or her offices or responsibilities or his or her duties with the Company are otherwise reduced to such an extent that he or she no longer has the same authority commensurate with his or her duties to the Company at the time of the change in control; and

(v) The officer’s principal place of employment for the Company is relocated outside of the Houston metropolitan area and, as a result, he or she is required to relocate.

Treatment of Equity Upon Change in Control.

Pursuant to our 2008 Plan and our 2018 Plan, in the event of the participant’s death or disability any unvested restricted common shares or units will immediately vest. In the event of a Change in Control of the Company, as defined below, (i) all restricted shares, restricted share units, and options theretofore granted and not yet vested, will become fully vested (and restricted share units shall be automatically replaced with fully vested shares), exercisable and issued as of a time immediately before the Change in Control, and (ii) all restrictions and conditions applicable to restricted shares and other share awards will be deemed to have been satisfied as of the date of the Change in Control.

For purposes of our 2008 Plan and our 2018 Plan, “Change in Control” means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

•	our complete liquidation or dissolution;

•	the sale or other disposition of all or substantially all of our assets to any person; or

•
with respect to award agreements for Messrs. Mastandrea, Dee and Holeman only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Dodd-Frank added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the 2017 annual meeting of the Company’s shareholders, the shareholders of the Company voted to approve an advisory resolution on the frequency of non-binding advisory votes to approve the compensation of our NEOs once every year and our Board subsequently determined to hold a non-binding advisory vote to approve the compensation of our NEOs every year until the next advisory vote on the frequency of non-binding advisory votes to approve the compensation of our NEOs, which will occur no later than the 2023 annual meeting of the Company’s shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of long-term strategic and operational goals and the achievement of increased value for shareholders. The NEOs’ willingness to voluntarily reduce their base salaries to reduce costs and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long-term success of Whitestone and our shareholders.  Our 2008 and 2018 Plans further align the interests of our NEOs with those of our shareholders, as the primary grants to our NEOs pursuant to the 2008 and 2018 Plan provide for performance-based vesting of our shares.  We encourage you to carefully review the section of this proxy statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2018 compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation of our NEOs as set forth in this proxy statement.  Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the shareholders of Whitestone REIT approve, on a non-binding advisory basis, the compensation of Whitestone REIT’s named executive officers, as disclosed pursuant to item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

To be approved, Proposal No. 2 (advisory vote on executive compensation), must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

Our Board unanimously recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of four independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with GAAP, and for the establishment and effectiveness of internal control over financial reporting.  The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C. (“PKF”), is responsible for auditing those financial statements and expressing an opinion as to whether they fairly present our financial condition, results of operations, shareholders' equity and cash flows in conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and PKF.  We held five meetings during 2018.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and PKF. We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2018 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2018 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PKF the matters required to be discussed by the Auditing Standard No. 16, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding PKF's communications with the Audit Committee concerning independence, and has discussed with PKF its independence.  When considering the independence of PKF, we considered whether its array of services to Whitestone beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, PKF.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2018 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, and the Board has approved, PKF as Whitestone's independent registered public accounting firm for the fiscal year ending December 31, 2019.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Nandita V. Berry
Paul T. Lambert
Jack L. Mahaffey

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees billed for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2018 and 2017, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2018	2017
Audit Fees (1)	360,804	346,906
Audit-Related Fees	__	__
Tax Fees	__	__
All Other Fees(2)	85,978	67,520
Total	$446,782	$414,426

(1)
Fees for audit services billed in 2018 and 2017 included the following: (i) audits of our annual financial statements and the effectiveness of our internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of consents and other services related to SEC matters.

(2)
Fees billed for 2018 primarily related to responses to comment letters received from the SEC related to our SEC filings. Fees billed for 2017 primarily related to regulatory audit of material acquisition and registration statement.

The Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by the Audit Committee in advance.  The Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The authority to approve services may be delegated by the Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to the Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during the years ended December 31, 2018 and 2017 were pre-approved by the Audit Committee in accordance with its policies.

PROPOSAL NO. 3 - APPROVAL TO AMEND OUR DECLARATION OF TRUST TO DECLASSIFY THE BOARD OF TRUSTEES

Background

Pursuant to Article V, Section 5.2 of our Declaration of Trust (the “Charter”), the Board is currently classified into three classes, as nearly equal in number as possible, such that at each annual meeting of the Company’s shareholders, the successors to the class of Trustees whose term expires at such meeting are elected to hold office for a term expiring at the annual meeting of the Company’s shareholders held in the third year following the year of their election and until their successors are duly elected and qualify.

At the Company’s 2018 annual meeting of shareholders, approximately 87% of shareholders voted to approve a non-binding advisory shareholder proposal to request the Board to take the steps necessary to declassify the Board and to require that all Trustees stand for election annually. In consideration of the foregoing and for the reasons described below under “-Reasons for the Proposed Amendment,” on December 18, 2018, the Board unanimously deemed it advisable and in the best interests of the Company and its shareholders to amend Article V, Section 5.2 of the Charter to declassify the Board, to submit a proposal to shareholders at the Annual Meeting to approve the proposed amendment to Article V, Section 5.2 of the Charter described below (the “Proposed Amendment”) and to recommend that shareholders vote in favor of the proposal.

Reasons for the Proposed Amendment

Consistent with the Company’s ongoing commitment to corporate governance and responsiveness to all shareholders, following the non-binding advisory shareholder vote at the Company’s 2018 annual meeting of shareholders, the Board analyzed the arguments in favor and against classified boards. The Board acknowledges that classified boards may offer certain advantages, including by promoting stability and continuity of leadership and enhancing a board’s ability to respond to certain types of takeover bids. The Board also recognizes arguments by opponents of classified boards, including that trustees should be accountable to shareholders on an annual basis and that the election of trustees by classes prevents shareholders from approving or disapproving the performance of each trustee annually and could frustrate the efforts of a bidder to acquire control. Upon completion of this analysis, the Board determined that it is advisable and in the best interests of the Company and its shareholders to amend the Charter by phasing out the classified board as provided in the Proposed Amendment.

The Proposed Amendment

If the Proposed Amendment is approved, then the terms of the Trustees elected at the Annual Meeting will not be affected. However, commencing at the Company’s 2020 annual meeting of shareholders, the Trustees shall be elected as follows:

(i) at the 2020 annual meeting of shareholders, each Trustee who shall be elected to succeed a Trustee with a term expiring at the 2020 annual meeting of shareholders and upon the election and qualification of his or her successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies;

(ii) at the 2021 annual meeting of shareholders, each Trustee who shall be elected to succeed a Trustee with a term expiring at the 2021 annual meeting of shareholders (including, for the avoidance of doubt, those Trustees elected at the 2020 annual meeting of shareholders) and upon the election and qualification of his or her successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies; and

(iii) at and after the 2022 annual meeting of shareholders, the Trustees shall no longer be classified, with respect to the terms for which they severally hold office, and each Trustee (including, for the avoidance of doubt, those Trustees elected at the 2021 annual meeting of shareholders) shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

The foregoing description of the Proposed Amendment is qualified in its entirety by the full text of the Proposed Amendment as set forth on Appendix A hereto. Also included on Appendix B hereto is a marked version of Article V, Section 5.2 of the Charter showing the effect of the Proposed Amendment, with deletions indicated by ~~strikethrough~~ and additions indicated by underlining.

Effect of the Proposed Amendment

If the Proposed Amendment is approved, and assuming that Mr. Lambert and Mr. Taylor are elected at the Annual Meeting pursuant to Proposal No. 1, set forth below are (i) the names of each of the current seven Trustees, (ii) his or her current class and (iii) the year in which his or her current term shall expire at the annual meeting of shareholders and upon the election and qualification of his or her successor, and after which his or her successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies:

Trustee	Class	Year in Which Term to Expire/Seat Becomes Subject to Annual Election
Paul T. Lambert	I	2022
David F. Taylor	I	2022
Donald F. Keating	II	2020
Najeeb A. Khan	II	2020
Nandita V. Berry	III	2021
Jack L. Mahaffey	III	2021
James C. Mastandrea	III	2021

If the Proposed Amendment is approved, then the Proposed Amendment will become effective upon the filing of Articles of Amendment to our Charter with the State Department of Assessments of Taxation of Maryland, which the Company intends to file promptly after shareholder approval is obtained.

Vote Required

To be approved, Proposal No. 3 must receive the affirmative vote of a majority of all votes outstanding and entitled to vote at the Annual Meeting, whether in person or by proxy. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to declassify the Board, although they will be considered present for the purpose of determining the presence of a quorum.

Our Board unanimously recommends that you vote “FOR” the approval of the Proposed Amendment to our Charter to declassify the Board.

PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PKF to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Board asks shareholders to ratify the appointment of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

For the ratification of the appointment of our independent registered public accounting firm to be approved, Proposal No. 3 must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 3 has received the requisite number of affirmative votes, abstentions will have no impact because they will not be counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum.

Our Board unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Under SEC rules, a related person transaction is any transaction or any currently proposed transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members.

Pillarstone Capital REIT. Mr. James C. Mastandrea, the Chairman and Chief Executive Officer of the Company, also serves as the Chairman and Chief Executive Officer of Pillarstone Capital REIT and beneficially owns approximately 78.6% of the outstanding equity in Pillarstone Capital REIT (when calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act).

Mr. John J. Dee, the Chief Operating Officer and Corporate Secretary of the Company, also serves as the Senior Vice President and Chief Financial Officer of Pillarstone Capital REIT and beneficially owns approximately 26.8% of the outstanding equity in Pillarstone Capital REIT (when calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act). In addition, Mr. Paul T. Lambert, a Trustee of the Company, also serves as a Trustee of Pillarstone Capital REIT.

As of December 31, 2018, we owned approximately 81.4% of the total outstanding Class A units representing limited partnership interests in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP”), the operating partnership of Pillarstone Capital REIT. We account for Pillarstone OP under the equity method in our consolidated financial statements.

Pillarstone OP. During the ordinary course of business, we have transactions with Pillarstone OP that include, but are not limited to, rental income, interest expense, general and administrative costs, commissions, management and asset management fees, and property expenses. Rental payments by the Company to Pillarstone OP were approximately $779,000 in 2018. Property management fee income to the Company from Pillarstone OP was approximately $1 million in 2018. Interest income to the Company from Pillarstone OP was approximately $582,000 in 2018.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest, (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, the Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, our employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. The Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

OTHER MATTERS

 Documents Incorporated by Reference

This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith, including our bylaws. These documents are available upon request without charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations or by calling (713) 435-2219.

Other Business

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2019 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary

April 4, 2019
Houston, Texas

APPENDIX A
PROPOSED AMENDMENT TO DECLARATION OF TRUST

Section 5.2           Number and Classification. The number of Trustees (hereinafter the “Trustees”) is currently seven (7), but such number may hereafter be increased or decreased pursuant to the Bylaws. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees.

The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees in the manner provided in the Bylaws. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

The Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares, as hereinafter defined) are currently classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, such that at each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting are elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualify.  The name of each of the current seven Trustees, his or her class and the year in which his or her current term shall expire at the annual meeting of shareholders and upon the election and qualification of his or her successor are:

Trustee	Class	Year in Which Term to Expire
Paul T. Lambert	I	2022
David F. Taylor	I	2022
Donald F. Keating	II	2020
Najeeb A. Khan	II	2020
Nandita V. Berry	III	2021
Jack L. Mahaffey	III	2021
James C. Mastandrea	III	2021

Commencing at the 2020 annual meeting of shareholders, the Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) shall be elected as follows: (i) at the 2020 annual meeting of shareholders, each Trustee who shall be elected to succeed a Trustee with a term expiring at the 2020 annual meeting of shareholders and upon the election and qualification of his successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies; (ii) at the 2021 annual meeting of shareholders, each Trustee who shall be elected to succeed a Trustee with a term expiring at the 2021 annual meeting of shareholders (including, for the avoidance of doubt, those Trustees elected at the 2020 annual meeting of shareholders) and upon the election and qualification of his or her successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies; and (iii) at and after the 2022 annual meeting of shareholders, the Trustees shall no longer be classified, with respect to the terms for which they severally hold office, and each Trustee (including, for the avoidance of doubt, those Trustees elected at the 2021 annual meeting of shareholders) shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

APPENDIX B
PROPOSED AMENDMENT TO DECLARATION OF TRUST

Section 5.2 Number and Classification. The number of Trustees (hereinafter the “Trustees”) is currently ~~four~~seven (7), but such number may hereafter be increased or decreased pursuant to the Bylaws. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees. ~~The names of the current four Trustees are:~~

~~Donald F. Keating~~
~~Jack L. Mahaffey~~
~~James C. Mastandrea~~
~~Chris A. Minton~~

The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees in the manner provided in the Bylaws. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

~~For so long as the Trust is subject to Section 3-803 of the Maryland General Corporation Law (the “MGCL”), the~~The Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares, as hereinafter defined) ~~shall be~~are currently classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible~~. At~~, such that at each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting ~~shall be~~are elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualify. ~~At such time, if any, that the Trust is no longer subject to Section 3-803 of the MGCL, each Trustee~~The name of each of the current seven Trustees, his or her class and the year in which his or her current term shall expire at the annual meeting of shareholders and upon the election and qualification of his or her successor are:

Trustee	Class	Year in Which Term to Expire
Paul T. Lambert	I	2022
David F. Taylor	I	2022
Donald F. Keating	II	2020
Najeeb A. Khan	II	2020
Nandita V. Berry	III	2021
Jack L. Mahaffey	III	2021
James C. Mastandrea	III	2021

Commencing at the 2020 annual meeting of shareholders, the Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) shall be elected as follows: (i) at the 2020 annual meeting of shareholders, each Trustee who shall be elected to succeed a Trustee with a term expiring at the 2020 annual meeting of shareholders and upon the election and qualification of his successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies; (ii) at the 2021 annual meeting of shareholders, each Trustee who shall be elected to succeed a Trustee with a term expiring at the 2021 annual meeting of shareholders (including, for the avoidance of doubt, those Trustees elected at the 2020 annual meeting of shareholders) and upon the election and qualification of his or her successor shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies; and (iii) at and after the 2022 annual meeting of shareholders, the Trustees shall no longer be classified, with respect to the terms for which they severally hold office, and each Trustee (including, for the avoidance of doubt, those Trustees elected at the 2021 annual meeting of shareholders) shall be elected annually and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, and Annual Report are available at www.proxyvote.com .

**WHITESTONE REIT**
**Annual Meeting of Shareholders**
**May 14, 2019 10:00 AM C.D.T.**
**This proxy is solicited by the Board of Trustees**

The shareholder(s) hereby appoint(s) James C. Mastandrea, John J. Dee, and David K. Holeman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of WHITESTONE REIT that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, CDT on May 14, 2019, at 1700 Post Oak Blvd, Suite #150, Houston, TX 77056 , and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000409779_2 R1.0.1.18

WHITESTONE REIT
2600 S GESSNER #500
HOUSTON, TX 77063

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/13/2019. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

| NAME | |
|---|---|
| CONTROL # → | 0000000000000000 |
| SHARES | |
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

02 0000000000

The Board of Trustees recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Trustees (proposal No.1) | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Paul T. Lambert 02) David F. Taylor

NOTE: To transact other business that may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000409779_1 R1.0.1.18